LLC MEMBERSHIP INTEREST TRANSFER AGREEMENT

THIS LLC MEMBERSHIP INTEREST TRANSFER AGREEMENT (this “Agreement”) is entered into as of October 17, 2007, by and between Secured Diversified Investment Ltd., a Nevada corporation (“SDI”) and the Sutterfield Family Trust and Wayne Sutterfield, a resident of Arizona (collectively referred to hereafter as “Sutterfield”).

RECITALS

      WHEREAS, SDI and Sutterfield are parties to an Operating Agreement dated as of December 30, 2002 and amended December 30, 2003 (the “LLC Agreement”). The LLC Agreement addresses, among other things, the formation, management and operation of Diversified Commercial Brokers, LLC, a California limited liability company (the “Company”). The assets of the Company are an 8,685 square foot office building located at 5030 Campus Drive in Newport Beach, California 92660 (the “Property”) and a DDA Business MMA Account No. 2901122 with a balance of approximately $72,722.

      WHEREAS, SDI and Sutterfield (each, a “Member” and together the “Members”) are each members of the Company and the LLC Agreement allows for the transfer of any Interest of one Member in the Company to another Member.

WHEREAS, on December 30, 2003, Sutterfield transferred a portion of his Interest in the Company to SDI in exchange for, among other things, a promissory note dated January 4th, 2004 in the amount of $71,630.32 in favor of Sutterfield. The note bears interest at an annual rate of eight percent (8%) and is secured by SDI’s Interest in the Company and the Property. SDI also signed a promissory note in the amount of $67,000 in favor of Sutterfield that bears interest at an annual rate of eight percent (8%) and is secured by the Property. These promissory notes are hereinafter referred to as the “Notes.”

WHEREAS, the Notes have matured, and Sutterfield provided written notification to SDI that it is in default of both the Notes and the LLC Agreement.

WHEREAS, SDI currently owns a fifty-three and eight tenths percent (53.8%) Interest in the Company and Sutterfield owns a forty-six and two tenths percent (46.2%) interest in the Company.

WHEREAS, in order to settle the relationship between the parties, including the unpaid principal balance and accrued interest remaining on the Notes, Sutterfield desires to receive from SDI, and SDI desires to transfer to Sutterfield, one-hundred percent (100%) of SDI’s total Interest in the Company subject to the terms and conditions set forth herein.

     In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

AGREEMENT

1.	Receipt and Transfer of Membership Interest.

               (a)  Sutterfield shall receive from SDI, and SDI shall transfer to Sutterfield 100% of SDI’s total Interest in the Company (the “Transferred Membership Interest”) in exchange for the following: (1) an indemnity in favor of SDI on the ground lease of Lot 10 of Tract #9626 (Building No. 23), any mortgage to the Property consisting of a first and second trust deed in the favor of Pacific Western Bank and Crain, Glasgow & Cheever, respectively, and unpaid property taxes, and (2) a release in favor of SDI of any debt owed by SDI to Sutterfield, including the Notes, advances, and all accrued interest thereon.

               (b) The Transferred Membership Interest shall be transferred by SDI to Sutterfield, at 10:00 a.m. Pacific time on October 17, 2007 (the “Closing”). At the Closing, Sutterfield shall deliver to SDI an Indemnity Agreement in the form substantially to that of Exhibit A attached hereto, and a Cancellation of Debt and Release in the form substantially to that of Exhibit B attached hereto. Simultaneously, SDI shall deliver to Sutterfield an Assignment of Membership Interest, in the form substantially to that of Exhibit C attached hereto.

               (c) SDI agrees and acknowledges that no certificate or certificates are necessary to evidence the Transferred Membership Interest that is being transferred by SDI to Sutterfield hereunder; such transfer shall be deemed effective automatically, without further notice or instruction from SDI, at the Closing conditioned upon execution of the documents noted in Section 2(b).

(d) From and after the Closing, all equitable and legal rights, title and interests in and to SDI’s Interest shall be owned, held and exercised by Sutterfield. All capital calls, obligations and liabilities, if any, under the Company's LLC Agreement shall be the sole responsibility of Sutterfield.

2.	Revised Membership Interests and Capital Accounts.

Each Member’s Interest in the Company, adjusted to reflect the transfer of the Transferred Membership Interest by SDI to Sutterfield hereunder, is set forth below:

Member	Percentage Interest in Company Prior to Sale of Transferred Membership Interest	Percentage Interest in Company Following Sale of Transferred Membership Interest
SDI	53.8%	0%
Sutterfield	46.2%	100%

The Capital Accounts of Sutterfield and SDI shall be adjusted to reflect the transfer of the Transferred Membership Interest to Sutterfield.

3.	Resignation as Member; Resignation of SDI as Manager; Amendment of Bylaws and LLC Agreement.

The parties agree that, effective upon the Closing, SDI will have no further rights as a Member in the Company, and SDI will resign as Manager of the Company. The parties agree that upon the transfer of Membership Interest pursuant to this Agreement, Sutterfield shall be free to amend the Bylaws and the LLC Agreement, and to take any and all such other actions, and amend any and all such other documents, agreements, instruments or certificates, as may be necessary or appropriate to effectuate and carry out the purpose and intent of the foregoing and the transactions contemplated by this Agreement.

4.	Notices.

Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

      To Members: The address listed after their signatures below.

5.	Expenses.

Except as otherwise expressly contemplated in this Agreement, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby.

6.	Binding Effect.

This Agreement shall be binding upon the legal representatives and successors of the SDI and Sutterfield.

7.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.	Entire Agreement.

This Agreement and Exhibits thereto constitutes the entire agreement of the parties pertaining to the sale of the Interest by the SDI and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect to such sale.

9.	Counterparts.

This Agreement may be signed in counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Facsimiles of signatures shall be deemed to be originals.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Member - SECURED DIVERSIFIED INVESTMENT LTD.
By:	/s/ Jan Wallace 10-25-07
Name:	Jan Wallace
Title:	President

Address:	12202 N. Scottsdale Road Phoenix, Arizona 85254

Member - SUTTERFIELD FAMILY TRUST /WAYNE SUTTERFIELD
By:	/s/ Wayne Sutterfield 10-17-07
Name:	Wayne Sutterfield

Address:	27834 N. 124th Lane Peoria, Arizona 85383

Exhibit A

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Indemnity”) is made pursuant to the LLC Membership Interest Transfer Agreement (the “Agreement”) and entered into as of October __, 2007, between Wayne Sutterfield (the “Sutterfield”) and Secured Diversified Investment Ltd. (“SDI”).

FOR VALUE RECEIVED, Sutterfield agrees to indemnify, defend and hold SDI and its current and future affiliates, control persons, directors, officers, employees and agents (each an “Indemnified Person”) harmless from and against all losses, claims, damages, liabilities, costs or expenses, related to (a) any mortgages, deeds of trust, liens or other encumbrances, including property taxes, held on the Property; and (b) any ground leases, tenant leases, easements and other interests regarding that certain property located at 5030 Campus Drive in Newport Beach, California 92660.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnity as of the date first above written.

Indemnitor	Indemnitee

/s/ Wayne Sutterfield	/s/ Jan Wallace 10-25-07
Sutterfield Family Trust	Secured Diversified Investment Ltd.

/s/Wayne Sutterfield 10-17-07
Wayne Sutterfield

Exhibit B

CANCELLATION OF DEBT AND RELEASE

This Cancellation of Debt and Release (this “Release”) is made pursuant to the LLC Membership Interest Transfer Agreement (the “Agreement”) and entered into as of October __, 2007, between Wayne Sutterfield (the “Creditor”) and Secured Diversified Investment Ltd. (the “Debtor”).

The Creditor is the holder of a promissory note made by Debtor in the amount of $71,630.32 dated January 4, 2004. The Creditor is also the holder of a promissory note made by Debtor in the amount of $67,000 (together, the “Notes”). In consideration for the Interest described in the Agreement to which this Release forms a part, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Creditor hereby cancels the Notes and waives his rights to any payments thereunder, including all principal and interest accrued thereon. Creditor represents and warrants that it owns all right, title, and interest in and to the Notes and there are no claims, rights, and interests of any third parties, including, but not limited to, any said interests which may be asserted under marital and community property laws.

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

Creditor	Debtor

/s/ Wayne Sutterfield	/s/ Jan Wallace 10-25-07
Sutterfield Family Trust	Secured Diversified Investment Ltd.

/s/Wayne Sutterfield 10-17-07
Wayne Sutterfield

Exhibit C

ASSIGNMENT OF MEMBERSHIP INTEREST

  This Assignment of Membership Interest (this “Assignment”) is made pursuant to the LLC Membership Interest Transfer Agreement (the “Agreement”) and entered into as of September __, 2007, between Secured Diversified Investment Ltd. (“Assignor”) and Wayne Sutterfield (the “Assignee”).

FOR VALUE RECEIVED, Assignor herewith sells, assigns, transfers and conveys to Assignee, the entirety of Assignor's rights, title and interests as member of and in Diversified Commercial Brokers LLC, a California limited liability company (the “Company”), which shall include, without limitation, Assignor's fifty-three and eight tenths percent (53.8%) capital and profits interest in the Company, Assignor's capital account balance in the Company, Assignor's distributions and liquidation rights in the Company and Assignor's voting and management rights and powers in the Company.

This Assignment in the Company is made in accordance with and in complete satisfaction of the requirements of Article V of the Operating Agreement of the Company dated as of December 30, 2002 and amended December 30, 2003.

 IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

Assignor	Assignee

/s/ Jan Wallace 10-25-07	/s/ Wayne Sutterfield
Secured Diversified Investment Ltd.	Sutterfield Family Trust

/s/Wayne Sutterfield 10-17-07
Wayne Sutterfield